UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2010

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)	Dismissal of previous independent registered public accounting firm

On June 28, 2010, WebMediaBrands Inc. (the “Company”) dismissed Grant Thornton LLP as its independent registered public accounting firm.  The Company’s Audit Committee participated in and approved the decision to change its independent registered public accounting firm.

The reports of Grant Thornton LLP on the financial statements for the fiscal years ended December 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2009 and 2008 and through June 28, 2010, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2009 and 2008 and through June 28, 2010, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company's management and Grant Thornton LLP reported to the Company's Audit Committee the following material weakness in its internal control over financial reporting, which the Company reported in “Item 4. Controls and Procedures,” of each of its Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2008 and March 31, June 30, and September 30, 2009 and in "Item 9A. Controls and Procedures" of its Annual Report on Form 10-K for the year ended December 31, 2008:

Income Taxes—The Company’s processes, procedures and controls related to the preparation and review of the annual tax provision were not effective to ensure that amounts related to the tax provision and related current or deferred income tax asset and liability accounts were accurate and determined in accordance with generally accepted accounting principles.  Specifically, the Company lacked the appropriate technical oversight to effectively review the accounting for income taxes leading to the untimely identification and resolution of certain income tax accounting matters.  This material weakness resulted in accounting errors, which resulted in corrections prior to the issuance of the consolidated financial statements for the year ended December 31, 2008 and interim periods during 2008.

The Company’s Audit Committee and Board of Directors discussed the reportable event described above with Grant Thornton LLP prior to filing the periodic reports listed above.  There were no disagreements with Grant Thornton LLP regarding the reportable event, and the Audit Committee and Board of Directors have authorized Grant Thornton LLP to respond fully to inquiries of our new independent registered public accounting firm concerning the reportable event.

The Company provided a copy of this Form 8-K to Grant Thornton LLP prior to its filing with the SEC and requested that Grant Thornton LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of this letter, dated July 2, 2010, is filed as Exhibit 16.1 to this Form 8-K.

The Audit Committee has identified and is in the process of engaging a new independent registered public accounting firm.  The Company will announce the new accounting firm once the engagement has been finalized.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: July 2, 2010	By:	/s/ Donald J. O'Neill
Donald J. O'Neill
Vice President and Chief Financial Officer